FOURTEENTH AMENDMENT TO
AMENDED AND RESTATED WAREHOUSING CREDIT AGREEMENT

THIS FOURTEENTH AMENDMENT TO AMENDED AND RESTATED WAREHOUSING CREDIT AGREEMENT (the “Fourteenth Amendment”) is made and entered into as of the 18th day of May, 2005, by and among (i) UNITED FINANCIAL MORTGAGE CORP., an Illinois corporation with its principal place of business located at 815 Commerce Drive, Suite 100, Oak Brook, Illinois 60523 (the “Company”), (ii) (a) NATIONAL CITY BANK OF KENTUCKY, a national banking association with a place of business located at 101 South Fifth Street, Louisville, Kentucky 40202 (“National City”), (b) JP MORGAN CHASE BANK, N.A. (successor by merger to BANK ONE, NA, main offices Chicago), a national banking association with its principal place of business located in Chicago, Illinois (“JP Morgan”), (c) COMERICA BANK, a Michigan banking corporation with its principal place of business located at 500 Woodward Avenue, MC: 3256, Detroit, Michigan 48226 (“Comerica”), (d) COLONIAL BANK, N.A., a national banking association with a principal place of business located at 201 E. Pine Street, Suite 730, Orlando, Florida 32801 (“Colonial”), and (e) HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association with its principal place of business at One HSBC Center, 27th Floor, Buffalo, New York 14203 (“HSBC”) (National City, Bank One, Comerica, Colonial and HSBC are each individually referred to as a “Bank” and collectively as the “Banks”), and (iii) NATIONAL CITY BANK OF KENTUCKY, in its capacity as Agent for the Banks (in such capacity, the “Agent”).

P R E L I M I N A R Y S T A T E M E N T:

A.  Pursuant to that certain Amended and Restated Warehousing Credit Agreement dated as of August 1, 2003, among the Company, the Banks party thereto and the Agent, as heretofore amended from time to time (the “Existing Credit Agreement”), the Agent and the Banks have established a warehousing line of credit facility in favor of the Company in the current, temporary maximum principal amount of One Hundred Forty Million Dollars ($140,000,000.00) (the “Warehouse Line”), for the purposes set forth therein.

B.  The Company has now requested that the Agent and Banks amend the Existing Credit Agreement in order to (i) increase the maximum principal amount of the Warehouse Line to One Hundred Ninety-Five Million Dollars ($195,000,000.00), (ii) remove PlusFunding.com, Inc. (“PlusFunding”) as a joint and several co-borrower under the Existing Credit Agreement and each of the other Loan Documents, and (iii) provide for certain other modifications thereto.

C.  The Agent and the Banks are willing to and desire to amend the Existing Credit Agreement in the manner described above, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth in the Existing Credit Agreement and herein, and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.  Each capitalized term used herein, unless otherwise expressly defined herein, shall have the meaning set forth in the Existing Credit Agreement.

2.  The following definitions, as contained in Article 1 of the Existing Credit Agreement, are hereby amended and restated in their entirety to read as follows:

“Aged Loan” shall mean, as of any date:

(a)  Any Loan, which is not a Wet Loan, a Repurchase Loan or an Extended Period Shipped Loan, which has been pledged as Collateral for more than one hundred twenty (120) calendar days (calculated from the date upon which the Advance relating to such Loan is made hereunder); or

(b)  Any Wet Loan which has been pledged as Collateral for more than twelve (12) calendar days (calculated from the date upon which the Advance relating to such Loan is made hereunder); or

(c)   Any Repurchase Loan which has been pledged as Collateral for more than one hundred eighty (180) calendar days (calculated from the date upon which the Advance relating to such Loan is made hereunder); or

(d)   Any Extended Period Shipped Loan which has been shipped to an Approved Investor or the Document Custodian in accordance with the Security Agreement for more than sixty (60) calendar days (calculated from the date upon which the related Bailee Letter is delivered pursuant to the Security Agreement).

“Company” shall mean United Financial Mortgage Corp., for all purposes under this Credit Agreement, the Notes and each of the other Loan Documents.

“Loan Documents” shall mean, collectively, this Credit Agreement, the Warehouse Notes, the Swing Note, the Security Agreement, any Hypothecation Agreement executed pursuant to Section 5.6 hereof, the Intercreditor Agreement, the Triparty Agreement, the Collateral Assignment, the other Collateral Documents and any and all other documents executed in connection therewith, each as may be amended, modified, supplemented and restated from time to time.

“Super Jumbo Advance Sublimit” shall mean an amount equal to Ten Million Dollars ($10,000,000.00).

“Swing Note” shall mean the Amended and Restated Swing Promissory Note dated as of May 18, 2005, made by the Company, payable to the order of the Agent, and in the face principal amount of Twenty Million Dollars ($20,000,000.00), a form of which is attached hereto as Exhibit E and made a part hereof by this reference, as the same may be amended, modified, renewed, replaced and/or restated from time to time, and which shall evidence all Swing Advances.

“Total Warehouse Line Commitment” shall mean the total aggregate principal amount of all Warehouse Line Commitments as determined from time to time in accordance with the provisions of Article 2 and Article 11 of this Credit Agreement, and shall mean One Hundred Ninety-Five Million Dollars ($195,000,000.00), subject to the right of the Company and the Agent in their sole, joint discretion to increase such amount by adding one or more Applicant Financial Institutions as a “Bank” or “Banks” hereunder, or as otherwise permitted under Section 11.1 hereof.

“Warehouse Line” shall mean the line of credit established by the Agent and Banks in favor of the Company under Article 2 of this Credit Agreement in the maximum principal amount of One Hundred Ninety-Five Million Dollars ($195,000,000.00), subject to the right of the Company and the Agent in their sole, joint discretion to increase such amount by adding one or more Applicant Financial Institutions as a “Bank” or “Banks” hereunder.

“Warehouse Notes” shall mean, collectively, (i) that certain Amended and Restated Warehouse Promissory Note dated as of May 18, 2005, made by the Company, payable to the order of National City, and in the face principal amount of Seventy-Five Million Dollars ($75,000,000.00), a form of which is attached hereto as Exhibit C-1 and made a part hereof by this reference, as the same may hereafter be amended, modified, renewed, replaced and/or restated from time to time, (ii) that certain Amended and Restated Warehouse Promissory Note dated as of May 18, 2005, made by the Company, payable to the order of JP Morgan, and in the face principal amount of Twenty-Five Million Dollars ($25,000,000.00), a form of which is attached hereto as Exhibit C-2 and made a part hereof by this reference, as the same may hereafter be amended, modified, renewed, replaced and/or restated from time to time, (iii) that certain Amended and Restated Warehouse Promissory Note dated as of May 18, 2005, made by the Company, payable to the order of HSBC, and in the face principal amount of Twenty-Five Million Dollars ($25,000,000.00), a form of which is attached hereto as Exhibit C-3 and made a part hereof by this reference, as the same may hereafter be amended, modified, renewed, replaced and/or restated from time to time, (iv) that certain Amended and Restated Warehouse Promissory Note dated as of May 18, 2005, made by the Company, payable to the order of Comerica, and in the face principal amount of Thirty Million Dollars ($30,000,000.00), a form of which is attached hereto as Exhibit C-4 and made a part hereof by this reference, as the same may hereafter be amended, modified, renewed, replaced and/or restated from time to time, (v) that certain Amended and Restated Warehouse Promissory Note dated as of May 18, 2005, made by the Company, payable to the order of Colonial, and in the face principal amount of Forty Million Dollars ($40,000,000.00), a form of which is attached hereto as Exhibit C-5 and made a part hereof by this reference, as the same may hereafter be amended, modified, renewed, replaced and/or restated from time to time, and (vi) when executed and delivered, any such additional Warehouse Promissory Note, made by the Company, payable to the order of any respective Applicant Financial Institution as shall be added as a “Bank” hereunder, and in the face principal amount of such Applicant Financial Institution’s Warehouse Line Commitment, substantially in the form of the Warehouse Promissory Note attached hereto as Exhibit C-1 (other than the amount thereof), as the same may thereafter be amended, modified, renewed, replaced and/or restated from time to time.”

“Wet Loan” shall mean a Loan, other than a Repurchase Loan, the entire interest of which is owned by the Company covering a completed one-to-four family residential property which is subject to a Firm Commitment or Standby Commitment for which the Collateral Mortgage Documents relating to such Loan have not been delivered to the Agent and not more than twelve (12) calendar days have elapsed since the day the Advance relating to such Loan is made by the Banks.

2.  Article 1 of the Existing Credit Agreement is hereby further amended by adding the following definitions to read in their entirety as follows:

“AMPRO” shall mean AmPro Mortgage Corporation, a Texas corporation.

“Collateral Assignment” shall mean that certain Collateral Assignment dated as of May 18, 2005, between the Company and the Agent, relating to the mortgage loan purchase and sale agreement between the Company and AMPRO, substantially in the form of the Collateral Assignment attached hereto as Exhibit L, as the same may be amended, modified, renewed, replaced and/or restated from time to time.

“Triparty Agreements” shall mean that certain Triparty Agreement dated as of May 18, 2005, among the Company, the Agent and AMPRO, relating to the mortgage loan purchase and sale agreement between the Company and AMPRO, substantially in the form of the Triparty Agreement annexed hereto as Exhibit M, as the same may be amended, modified, renewed, replaced and/or restated from time to time.

3.  The fourth sentence in the first paragraph of Section 2.1 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“The Total Warehouse Line Commitment is equal to One Hundred Ninety-Five Million Dollars ($195,000,000.00), as may be increased by the Company and the Agent in their sole, joint discretion by adding one or more Applicant Financial Institutions as a “Bank” or “Banks” hereunder, or as further permitted under Section 11.1 hereof.”

4.  The last sentence in Section 2.4(a) of the Existing Credit Agreement and the third sentence in Section 2.4(b) of the Existing Credit Agreement are hereby amended and restated in their entirety to respectively read as follows:

“Requests for Advance received by the Agent after 3:30 p.m. Prevailing Time will not be processed by the Agent as a Request for Warehouse Advance until the immediately succeeding Business Day.”

“Each Bank shall make its Warehouse Pro Rata Share of each Warehouse Advance (other than a Swing Advance or an Excess Advance) to be made to the Company available to the Agent, in same day funds, at the office of the Agent located at 101 South Fifth Street, Louisville, Kentucky not later than 3:30 p.m. Prevailing Time on the date the Request for Advance from the Company is received by the Agent.”

5.  Section 2.8(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)  Applicable Rates of Interest. Effective June 1, 2005, each Advance shall bear inter-est on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise). The outstanding principal balance of the Swing Note and each Balance Funded Bank’s Warehouse Note shall bear interest as follows: (i) at the per annum rate equal to one percent (1.00%) (the “Balance Funded Rate”) for that portion of the Average Monthly Aggregate Outstanding Warehouse Balance of a Balance Funded Bank’s Warehouse Note which does not exceed the Average Monthly Available Deposits maintained by the Company with such Balance Funded Bank, and (ii) at the per annum rate equal to LIBOR plus one percent (1.00%) for that portion of the Average Monthly Aggregate Outstanding Warehouse Balance of a Balance Funded Bank’s Warehouse Note which exceeds such Average Monthly Available Deposits maintained by the Company with such Balance Funded Bank. The outstanding principal balance of each Warehouse Note for each Bank which is not a Balance Funded Bank shall bear interest at the per annum rate equal to LIBOR plus one percent (1.00%) (the “Base Rate”).”

6.  Section 2.14(b) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b)  Usage Fee. Effective June 1, 2005, the Company agrees to pay to the Agent and the Banks the following usage fees (the “Usage Fees”): (i) a usage fee computed at the rate of one and three-eighths of one percent (1.375%) per annum times the average monthly aggregate unpaid principal balance for all Repurchase Loan Advances and all Aged Loan/Extended Period Shipped Loan Advances, (ii) a usage fee computed at the rate of five-eighths of one percent (.625%) per annum times the average monthly aggregate unpaid principal balance for all Subprime Loan Advances, (iii) a usage fee computed at the rate of one and twenty-five thousandths of one percent (1.025%) per annum times the average monthly aggregate unpaid principal balance for all Working Capital Loan Advances, and (iv) a usage fee computed at the rate of two hundred seventy-five thousandths of one percent (.275%) per annum times the average monthly aggregate unpaid principal balance for all Alternative Lending Advances which are not Subprime Loan Advances.”

7.  Section 4.1(o) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(o) Authorized Signer Letter. The Company shall have delivered to the Agent a letter designating the individuals authorized to sign various documents or initiate, authorize and/or confirm electronic communications related to the transactions contemplated hereby, including without limitation, specimen signatures and electronic mail addresses for all such individuals, such letter to be substantially in the form of Exhibit J attached hereto and made a part hereof by this reference.”

8.  Section 5.2 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“5.2 Leverage Ratio. The ratio of Total Indebtedness to Adjusted Tangible Net Worth shall not exceed 15 to 1.”

9.  Section 7.3(f) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(f)  Servicing Portfolio Appraisal. As soon as available every calendar quarter, and in any event by February 15, May 15, August 15 and November 15 of each year, the Company shall furnish to the Agent, at the Company’s sole cost and expense, an Appraisal of Pledged Servicing Rights calculated as of the prior November 30, March 31, June 30, and September 30, respectively. Notwithstanding the foregoing, the Requisite Banks or the Agent in their or its sole discretion reserve the right to require, at any time and from time to time but not more often than once every fiscal quarter, the Company to deliver or cause to be delivered to the Agent within sixty (60) days of such request, at the Company’s sole expense, an Appraisal of Pledged Servicing Rights.”

10.  The Existing Credit Agreement is hereby amended by amending and restating Exhibits B, C-1, C-2, C-3, C-4, C-5, E, H and J and Schedule 2.1 thereof to read in their entirety as set forth on Exhibits B, C-1, C-2, C-3, C-4, C-5, E, H and J and Schedule 2.1 attached to this Fourteenth Amendment and made a part hereof by this reference.

11.  The Company has informed the Agent and the Banks that PlusFunding is currently in the process of being dissolved as a California corporation. The Company has further advised the Agent and the Banks that it is no longer making Loans in the name of PlusFunding.com, Inc. The Existing Credit Agreement and each of the other Loan Documents are hereby amended by removing PlusFunding as a co-borrower thereunder and deleting all notice requirements related to such entity; provided, however, the co-obligor provisions and obligations set forth in Section 10.18 of the Existing Credit Agreement shall continue in full force an defect with respect to PlusFunding and each of the other prior co-borrowers on the Warehouse Line.

12.   The Company represents and warrants that no Event of Default has occurred to date under the Existing Credit Agreement or any other Loan Document and that no Unmatured Event of Default currently exists under any of the Loan Documents.

13.  This Fourteenth Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of the same shall constitute one and the same instrument.

14.  This Fourteenth Amendment shall be effective as of the date of delivery to the Agent of each of the following: (i) this Fourteenth Amendment and each of the other agreements and instruments referred to herein or related hereto, each duly executed by each of the parties thereto, (ii) the Amended and Restated Warehouse Promissory Notes and the Amended and Restated Swing Promissory Note related hereto, each duly executed and delivered by the Company, (iii) payment to each of the Banks of an amendment fee equal to $375.00, and (iv) all such other security documents, opinions, instruments and certificates as may be required by Agent or its counsel in order to consummate the transactions contemplated herein. Notwithstanding the foregoing, the Agent and the Banks may permit this Fourteenth Amendment to become effective prior to the actual delivery of the aforementioned amendment fee; provided, however, in such event, the Company agrees and covenants to pay such fee to the Banks promptly upon receipt of an invoice with respect thereto.

15.  This Fourteenth Amendment and the related writings and the respective rights and obligations of the parties shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Kentucky.

16.  This Fourteenth Amendment shall be binding upon, and shall inure to the benefit of, the Company, the Banks and the Agent and their respective successors and assigns.

17.  This Fourteenth Amendment and the agreements, instruments and other documents referred to herein, constitute the entire agreement of the parties with respect to, and supersede all prior understandings of the parties with respect to the subject matter hereof. No change, modification, addition or termination of this Fourteenth Amendment shall be enforceable unless in writing signed by the party against whom enforcement is sought.

18.  The Company hereby makes, declares, ratifies and/or reaffirms, as applicable, all of the representations, warranties, covenants, agreements and obligations set forth in the Existing Credit Agreement and each of the other Loan Documents, as amended and modified hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Fourteenth Amendment to Amended and Restated Warehousing Credit Agreement to be duly executed as of the day and year first above written.

UNITED FINANCIAL MORTGAGE CORP.

By:	/s/

Title:
(the “Company”)

NATIONAL CITY BANK OF KENTUCKY

By:	/s/

Title:

JP MORGAN CHASE BANK, N.A. (successor by merger to BANK ONE, NA, main offices Chicago)

By:	/s/

Title:

COMERICA BANK

By:	/s/

Title:

COLONIAL BANK, N.A.

By:	/s/

Title:

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/

Title:
(collectively, the “Banks”)

NATIONAL CITY BANK OF KENTUCKY

By:	/s/

Title:
(the “Agent”)